UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

(AMENDMENT NO. )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2020

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Nevada	001-39052	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street 18th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

(949) 333-1603

(Registrant's telephone number)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2020, Mr. Steve Tan See Kuy retired and resigned from serving as the Group General Manager of TOGL Technology Sdn. Bhd. (“TOGL Technology”), a wholly owned subsidiary of Toga Limited (the “Company”), after three years of service. Mr. Tan’s resignation was effective as of December 31, 2020.

Mr. Roy Lim Jun Hao, TOGL Technology’s Deputy Executive Officer, was promoted to the role of Group General Manager of TOGL Technology on January 1, 2021.

Mr. Lim, age 30, has served as the Deputy Executive Officer of TOGL Technology since November 2019. In his role as Deputy Executive Officer, Mr. Lim has led the business development department in marketing activities, namely in increasing the number of downloads of the Yippi App, the daily active Yippi users, and the monthly active Yippi users. Previously, Mr. Lim was a member of our Board of Directors from June 2018 until July 2019. Prior to that, Mr. Lim was the Chief Executive Officer of Toga Chat Academy, a training system for direct marketing independent sales agents, from January 2018 to October 2019.

From February 2015 to April 2018, Mr. Lim served as the Chief Operating Officer and a director of Toga Capital Sdn. Bhd. (“Toga Capital”) and was also a controlling stockholder of Toga Capital. Mr. Lim ceased being affiliated with Toga Capital when he sold all of his ownership in Toga Capital in February 2018 (effective September 18, 2018), and resigned from his positions. Pursuant to a subscription agreement dated October 31, 2017, Toga Capital acquired an aggregate of 12,324,758 shares of the Company’s common stock between November 2017 and August 2018, at a purchase price of $0.10 per share, of which 6,324,758 shares were issued for the cancellation of $632,475 of debt, and 6,000,000 shares were issued for $600,000 of cash. Because Mr. Lim was both a controlling stockholder and a management of Toga Capital at the time the subscription agreement was entered into, this was a related party transaction. As of August 22, 2019, Toga Capital had transferred all of its ownership in the Company, and currently holds no shares of the Company’s common stock. Toga Capital and the Company mutually agreed to terminate the Toga Capital Subscription Agreement, effective May 31, 2020. Subsequent to May 31, 2020, we believe that Toga Capital is no longer deemed to be a related party.

Mr. Lim has been working as marketing executive since he graduated from high school in 2007. Mr. Lim has a variety of experience in marketing from small and medium enterprises to large enterprises across a variety of industries, including food and beverage, advertisement, telecommunication, information technology, and apparel.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: January 6, 2021	By:	/s/ Alexander D. Henderson
Alexander D. Henderson
Chief Financial Officer (Principal Financial and Accounting Officer)

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